Exhibit (d)(21)

SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

February 24, 2015

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:    PIMCO Capital Securities and Financials Fund (the “Fund”)

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated February 23, 2009 (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

This Supplement and the Contract shall become effective with respect to the Fund on February 24, 2015 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, and (b) the vote, cast in person at a meeting called for such purpose, of a majority of the Trust’s Trustees who are not parties to the Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Supplement and the Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Supplement and the Contract may be terminated with respect to a Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust’s entire Board of Trustees on 60 days’ written notice to the Adviser or by the Adviser on 60 days’ written notice to the Trust.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

EXHIBIT A

(as of February 24, 2015)

PIMCO Funds

Fund	Investment Advisory Fee
PIMCO All Asset Fund	0.175%

PIMCO All Asset All Authority Fund	0.20%

PIMCO California Intermediate Municipal Bond Fund	0.225%

PIMCO California Municipal Bond Fund	0.21%

PIMCO California Short Duration Municipal Income Fund	0.18%

PIMCO Capital Securities and Financials Fund	0.44%

PIMCO CommoditiesPLUS® Strategy Fund	0.49%

PIMCO CommodityRealReturn Strategy Fund®	0.49%

PIMCO Convertible Fund	0.40%

PIMCO Credit Absolute Return Fund	0.60%

PIMCO Diversified Income Fund	0.45%

PIMCO Emerging Markets Full Spectrum Bond Fund	0.59%

PIMCO RAE Fundamental PLUS EMG Fund	0.85%

PIMCO RAE Low Volatility PLUS EMG Fund	0.85%

PIMCO Emerging Local Bond Fund	0.45%

PIMCO Emerging Markets Bond Fund	0.45%

PIMCO Emerging Markets Corporate Bond Fund	0.75%

PIMCO Emerging Markets Currency Fund	0.45%

PIMCO Extended Duration Fund	0.25%

PIMCO Floating Income Fund	0.30%

PIMCO Foreign Bond Fund (Unhedged)	0.25%

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	0.25%

PIMCO RAE Fundamental Advantage PLUS Fund	0.64%

PIMCO RAE Fundamental PLUS Fund	0.54%

PIMCO Global Advantage Strategy Bond Fund	0.40%

PIMCO Global Bond Fund (Unhedged)	0.25%

PIMCO Global Bond Fund (U.S. Dollar-Hedged)	0.25%

PIMCO Global Multi-Asset Fund	0.90%

PIMCO GNMA Fund	0.25%

PIMCO Government Money Market Fund	0.12%

PIMCO High Yield Fund	0.25%

Fund	Investment Advisory Fee
PIMCO High Yield Municipal Bond Fund	0.30%

PIMCO High Yield Spectrum Fund	0.30%

PIMCO Income Fund	0.25%

PIMCO Inflation Response Multi-Asset Fund	0.65%

PIMCO RAE Fundamental PLUS International Fund	0.57%

PIMCO StocksPLUS® International Fund (Unhedged)	0.39%

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	0.45%

PIMCO RAE Low Volatility PLUS International Fund	0.57%

PIMCO Investment Grade Corporate Bond Fund	0.25%

PIMCO Long Duration Total Return Fund	0.25%

PIMCO Long-Term Credit Fund	0.30%

PIMCO Long-Term U.S. Government Fund	0.225%

PIMCO Low Duration Fund	0.25%

PIMCO Low Duration Fund II	0.25%

PIMCO Low Duration Fund III	0.25%

PIMCO RAE Low Volatility PLUS Fund	0.54%

PIMCO Moderate Duration Fund	0.25%

PIMCO Money Market Fund	0.12%

PIMCO Mortgage-Backed Securities Fund	0.25%

PIMCO Mortgage Opportunities Fund	0.35%

PIMCO Multi-Strategy Alternative Fund	1.05%

PIMCO Municipal Bond Fund	0.20%

PIMCO National Intermediate Municipal Bond Fund	0.22%

PIMCO New York Municipal Bond Fund	0.225%

PIMCO Real Return Fund	0.25%

PIMCO Real Return Asset Fund	0.30%

PIMCO RealEstateRealReturn Strategy Fund	0.49%

PIMCO RealPathTM Income Fund	0.50%

PIMCO RealPathTM 2015 Fund(1)	0.53%

PIMCO RealPathTM 2020 Fund(2)	0.55%

PIMCO RealPathTM 2025 Fund(3)	0.58%

PIMCO RealPathTM 2030 Fund(4)	0.60%

PIMCO RealPathTM 2035 Fund(5)	0.60%

Fund	Investment Advisory Fee
PIMCO RealPathTM 2040 Fund(6)	0.62%

PIMCO RealPathTM 2045 Fund(7)	0.62%

PIMCO RealPathTM 2050 Fund(8)	0.62%

PIMCO RealPathTM 2055 Fund(9)	0.62%

PIMCO Senior Floating Rate Fund	0.40%

PIMCO Short Asset Investment Fund	0.20%

PIMCO Short Duration Municipal Income Fund	0.18%

PIMCO Short-Term Fund	0.25%

PIMCO RAE Fundamental PLUS Small Fund	0.59%

PIMCO StocksPLUS® Small Fund	0.44%

PIMCO StocksPLUS® Fund	0.25%

PIMCO StocksPLUS® Long Duration Fund	0.35%

PIMCO StocksPLUS® Short Fund	0.39%

PIMCO StocksPLUS® Absolute Return Fund	0.39%

PIMCO Tax Managed Real Return Fund	0.25%

PIMCO Total Return Fund	0.25%

PIMCO Total Return Fund II	0.25%

PIMCO Total Return Fund III	0.25%

PIMCO Total Return Fund IV	0.25%

PIMCO Treasury Money Market Fund	0.12%

PIMCO TRENDS Managed Futures Strategy Fund	1.15%

PIMCO Unconstrained Bond Fund	0.60%

PIMCO Unconstrained Tax Managed Bond Fund	0.40%

PIMCO RAE Worldwide Fundamental Advantage PLUS Fund	0.74%

PIMCO RAE Worldwide Long/Short PLUS Fund	0.94%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee
PIMCO Asset-Backed Securities Portfolio	0.02%

PIMCO Asset-Backed Securities Portfolio II	0.02%

PIMCO Developing Local Markets Portfolio	0.02%

PIMCO Emerging Markets Portfolio	0.02%

PIMCO FX Strategy Portfolio	0.02%

PIMCO High Yield Portfolio	0.02%

PIMCO International Portfolio	0.02%

PIMCO Investment Grade Corporate Portfolio	0.02%

PIMCO Long Duration Corporate Bond Portfolio	0.02%

PIMCO Low Duration Portfolio	0.02%

PIMCO Moderate Duration Portfolio	0.02%

PIMCO Mortgage Portfolio	0.02%

PIMCO Mortgage Portfolio II	0.02%

PIMCO Municipal Sector Portfolio	0.02%

PIMCO Real Return Portfolio	0.02%

PIMCO Senior Floating Rate Portfolio	0.02%

PIMCO Short-Term Floating NAV Portfolio(10)	0.00%

PIMCO Short-Term Floating NAV Portfolio II	0.02%

PIMCO Short-Term Floating NAV Portfolio III(10)	0.00%

PIMCO Short-Term Portfolio	0.02%

PIMCO U.S. Government Sector Portfolio	0.02%

PIMCO U.S. Government Sector Portfolio II	0.02%

(1)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.50%.
(2)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.53%. Effective April 1, 2020, the Fund’s investment advisory fee will be further reduced to 0.50%.
(3)

Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.55%. Effective April 1, 2020, the Fund’s investment advisory fee will be further reduced to 0.53%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.50%.

(4)

Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.58%. Effective April 1, 2020, the Fund’s investment advisory fee will be further reduced to 0.55%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.53%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.50%.

(5)

Effective April 1, 2020, the Fund’s investment advisory fee will be reduced to 0.58%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.55%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.53%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.50%.

(6)

Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.60%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.58%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.55%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.53%.

(7)

Effective April 1, 2020, the Fund’s investment advisory fee will be reduced to 0.60%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.58%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.55%.

(8)	Effective April 1, 2025, the Fund’s investment advisory fee will be reduced to 0.60%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.58%.
(9)	Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.60%. Effective April 1, 2040, the Fund’s investment advisory fee will be further reduced to 0.58%.
(10)	PIMCO Short-Term Floating NAV Portfolio and PIMCO Short-Term Floating NAV Portfolio III (the

“Short-Term Floating NAV Portfolios”) will be offered only to other series of the PIMCO Funds (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PIMCO Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in the PIMCO Short-Term Floating NAV Portfolios, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the PIMCO Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), under the Contract.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Henrik P. Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Peter G. Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio and PIMCO Funds: Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio III on behalf of its series PIMCO Funds

By:	/s/ Henrik P. Larsen
Title:	Vice President